EXHIBIT 4

                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

         This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of March 17, 2000, by and among METROCALL, INC., a Delaware corporation (the "Company"), AT&T WIRELESS SERVICES, INC., a Delaware corporation ("Wireless"), and McCAW COMMUNICATIONS COMPANIES, INC., a Delaware corporation ("McCaw").

                                    RECITALS

         WHEREAS, Wireless is the record and beneficial owner of 10,378 shares of the Company's Series C Convertible Preferred Stock, a portion of which it received as assignee of McCaw;

         WHEREAS, the Company and McCaw are parties to that certain Registration Rights Agreement dated as of October 1, 1998 (the "Registration Rights Agreement");

         WHEREAS, the Company and Wireless are parties to that certain Securities Exchange Agreement, dated as of February 2, 2000 (the "Securities Exchange Agreement"), pursuant to which Wireless will exchange (the "Exchange") all of its shares of the Series C Convertible Preferred Stock (the "Series C Shares") of the Company for shares of Common Stock, $.01 par value of the Company (the "Common Shares") and, if applicable, shares of Series D Non-Voting Participating Convertible Preferred Stock (the "Series D Shares"); and

         WHEREAS, pursuant to the Securities Exchange Agreement, the Company and Wireless have agreed to amend and restate the Registration Rights Agreement to provide that the Company will register the Common Shares and the shares of Common Stock into which the Series D Shares are converted, upon the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.01 "Closing" means the closing of the Exchange pursuant to which the Company will have issued the Common Shares and, if applicable, the Series D Shares in accordance with the Securities Exchange Agreement.

         1.02 "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

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         1.03  "Exchange  Act" means the  Securities  Exchange  Act of 1934,  as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         1.04 "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any court, panel, judge, board, bureau, commission, agency or other entity, body or other Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         1.05  "Holder" means Wireless and each transferee permitted pursuant to
Section 6.04(a) of this Agreement that has become a party to this Agreement as provided in Section 6.04(a).

         1.06 "Person" means an individual or corporation, partnership, trust, unincorporated organization, association or other entity and includes any Governmental Authority.

         1.07 "Registrable Securities" means (a) the Common Shares received by Wireless from the Company pursuant to the Securities Exchange Agreement, (b) any shares of Common Stock issued to Wireless upon conversion of Series D Shares, and (c) any other shares of Common Stock or other securities issued with respect to any of the shares described in the foregoing clauses (a) or (b) or this clause (c) pursuant to any stock dividend, stock split, recapitalization or similar event; provided, however, that any Registrable Security will cease to be a Registrable Security when (i) such Registrable Security has been transferred pursuant to an effective registration statement under the Securities Act covering such Registrable Security (but not including any transfer exempt from registration under the Securities Act), (ii) such Registrable Security is no longer held of record by a Holder, or (iii) the Holder of such Registrable Security is then able to use Rule 144 of the Securities Act (or any successor provision) to transfer such Registrable Security without registration under the Securities Act and without regard to the volume limitations under Rule 144(e).

         1.08 "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         1.09  "Shares" means shares of the Registrable Securities.

                                   ARTICLE II
                               REGISTRATION RIGHTS

         The Company shall file registration statements (each a "Registration Statement") under the Securities Act with respect to the Registrable Securities as provided in this Article II.

         2.01     Shelf Registration.

                  (a) The Company shall prepare and file with the Commission a Registration Statement under the Securities Act (the "Shelf Registration Statement") for the resale of the Registrable Securities, including but not limited to the shares of Common Stock issuable upon conversion of Series D Shares that have not yet been converted, and shall use all its reasonable efforts to cause the Shelf Registration Statement to become effective promptly after filing. The Shelf Registration Statement shall be filed with the Commission within one hundred eighty (180) days of the Closing.

                  (b) Except as provided in Section 2.01(c), the Company shall use all its reasonable efforts to maintain the effectiveness of the Shelf Registration Statement filed pursuant to this Section 2.01 until such time as all Series D Shares have been converted into shares of Common Stock and either
(i) all Shares registered pursuant to the Shelf Registration Statement have been transferred pursuant to the Shelf Registration Statement, or (ii) no more Registrable Securities remain outstanding.

                  (c) The obligations of the Company under this Section 2.01 are subject to the condition that the Company shall be entitled to require each Holder to suspend for up to ninety (90) days, once in any twelve month period after the Shelf Registration Statement has become effective, the sale of Shares pursuant to the Shelf Registration Statement if and for so long as (i) the Board of Directors of the Company determines, in its reasonable judgment, that the sale of Shares pursuant thereto would materially interfere with any material financing, acquisition, corporate reorganization or other material transaction by the Company, (ii) the Company promptly gives each Holder of Shares written notice of such determination, and (iii) all other shareholders of the Company holding registration rights shall also be subject to the same suspension. The Company shall have no obligation to maintain the effectiveness of the Shelf Registration Statement with respect to the Shares during periods when each Holder is required to suspend the sale of such Shares as provided in this
Section 2.01(c). As soon as practicable after the expiration of such periods, the Company shall amend the Shelf Registration Statement as necessary to permit each Holder to sell Shares pursuant to the Shelf Registration Statement.

         2.02 Underwritten Offering. This Section 2.02 shall apply to any underwritten offering of Permitted Period Shares (as defined in the Securities Exchange Agreement) that the Company makes an election (the "Election") to conduct pursuant to Section 3.3(b) of the Securities Exchange Agreement.

                  (a) Promptly following the Election, the Company shall use its best efforts to register the Permitted Period Shares (subject to any cutback in the number of such shares permitted under the terms of the Securities Exchange

Agreement) under the Securities Act, for public sale in a firm commitment underwritten secondary offering. The Company shall have the right to designate the managing underwriter of any such offering subject to the consent of the Holder or Holders of the Permitted Period Shares, which consent shall not be unreasonably withheld.

                  (b) The Company shall be entitled to include in any Registration Statement under this Section 2.02 (each an "Underwritten Registration Statement"), for sale in the underwritten offering, shares of Common Stock to be sold by the Company for its own account or for the account of every other Person, except as and to the extent that, in the opinion of the managing underwriter, such inclusion would adversely affect the marketing of the shares to be sold.

                                   ARTICLE III
                             REGISTRATION PROCEDURES

         3.01     Company Obligations.  Following the Closing, the Company will:

                  (a) furnish to each Holder, prior to the filing of any Registration Statement, or any prospectus, amendment or supplement thereto, copies of each such document as proposed to be filed, which documents will be subject to the reasonable review and comments of each Holder (and its legal counsel), and the Company will not file the Registration Statement, any prospectus or any amendment or supplement thereto to which a Holder shall reasonably object in writing; and thereafter furnish to each Holder such number of copies of such Registration Statement, each amendment and supplement thereto (including any exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as the Holder may reasonably request in writing in order to facilitate the disposition of the Shares registered pursuant to such Registration Statement; provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to each Holder shall be subject to the receipt by the Company of reasonable assurances from the Holder that the Holder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

                  (b) use its best efforts to register or qualify the Shares registered pursuant to such Registration Statement under such other securities or blue sky laws of such jurisdictions as any Holder may reasonably request and do any and all other acts and things which may be reasonably necessary to enable the Holder to consummate the disposition in such jurisdictions of such Shares; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

                  (c) apply, prior to or concurrently with the filing of the Registration Statement, to the Nasdaq SmallCap Market System (or, if the Company is not listed on the Nasdaq SmallCap Market System, any other over-the-counter market or exchange on which the

Company's Common Stock is then traded or listed) for the listing of the Shares and use its best effort to obtain the listing of such Shares;

                  (d) notify each Holder in writing, at any time when a prospectus relating to the Shares registered pursuant to such Registration Statement is required to be delivered under the Securities Act, of the occurrence of each event requiring the preparation of a supplement or amendment to such prospectus or filing of a report to be incorporated in the prospectus by reference so that, as thereafter delivered to the purchasers of such Shares, such prospectus (including documents incorporated therein by reference) will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare, file with the Commission and make available to each Holder any such supplement, amendment or report incorporated in the prospectus by reference, including, without limitation, after any period or suspension referred to in Section 2.01(c);

                  (e) make available for inspection by each Holder of Shares to be registered pursuant to the Registration Statement and any attorney,
accountant  or  other   professional   retained   thereby   (collectively,   the
"Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement; provided, that the Company shall not be required to make such information available to more than one law firm on behalf of all Holders of Shares to be registered pursuant to the Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed by the Inspectors unless (i) in the judgment of counsel to the Company the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) the information in such Records is generally available to the public. As a condition of receiving access to such confidential information described in clause (i) or (ii) of the preceding sentence, each Holder of such Shares shall agree that such confidential information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is made generally available to the public, it being understood that nothing in this sentence shall reduce the Company's obligations hereunder, including under Section 3.01(d). Each Holder further shall agree that it will, upon learning that disclosure of such Records from the Holder is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                  (f) make generally available to the Holders earnings statements, which need not be audited, satisfying the provisions of Section 11(a) of the Securities Act no later than forty-five days after the end of the twelve-month period beginning with the first month of the first fiscal quarter commencing after the effective date of the Registration Statement, which earnings statements shall cover said twelve-month period;

                  (g) promptly notify each Holder of the issuance or threatened issuance of any stop order or other order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus, prospectus or prospectus supplement, use reasonable efforts to prevent the issuance of any such threatened stop order or other order, and, if any such order is issued, use all its reasonable efforts to obtain the lifting or withdrawal of such order at the earliest possible moment and promptly notify the Holder of any such lifting or withdrawal;

                  (h) if requested by any Holder, the Company will promptly incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information concerning such Holder and such Holder's intended method of distribution as such Holder requests to be included therein (and which is not violative of an applicable law, rule or regulation, in the reasonable judgment of the Company, after consultation with its outside legal counsel), including, without limitation, with respect to any change in the intended method of distribution, the amount or kind of Shares being offered by such Holder, the offering price for such Shares or any other terms of the offering or distribution of the Shares, and the Company will make all required filings of such prospectus supplement or post-effective amendment as soon as possible after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                  (i) obtain consents from its independent public accountants in customary form as required to obtain and maintain effectiveness of the Registration Statement, and in connection with its obligations under Section 2.02, obtain a "cold comfort" letter from such accountants in customary form;

                  (j) obtain   an  opinion  or  opinions  from  its  counsel  in
customary form and reasonably satisfactory to the Holders and their respective legal counsel;

                  (k) in an underwritten offering, make available its management personnel for meetings with potential purchasers and "road shows" for a period of not more than seven consecutive business days;

                  (l) as promptly as practicable after the filing with the Commission of any document which is incorporated by reference into the Registration Statement, notify each Holder of such filing and deliver a copy of such document to the Holder;

                  (m) cooperate with each Holder to facilitate the timely preparation and delivery of certificates, not bearing any restrictive legends, unless otherwise required by the Holder, representing the Shares to be sold under the Registration Statement, and enable such Shares to be in such denominations and registered in such names as such Holder may request;

                  (n) cooperate with each Holder, its legal counsel and any other interested party (including any interested broker-dealer) in making any filings or submissions required to be made, and the furnishing of all appropriate information in connection therewith, with the NASD;

                  (o) cause its subsidiaries to take all action necessary to effect the registration of the Shares contemplated hereby, including preparing and filing any required financial or other information;

                  (p) make available to the transfer agent for each class or series of Shares a supply of certificates or other instruments evidencing or constituting such Shares which shall be in a form complying with the requirements of such transfer agent, promptly after a registration thereof; and

                  (q)  use  all  its  reasonable   efforts  to  keep  each  such
registration or qualification effective, including through new filings, amendments or renewals, during the period the Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable in connection with such registration or qualifications in all jurisdictions in which qualification or registration is necessary.

         3.02 Information from Holder. The Company may require each Holder to promptly furnish in writing to the Company such information regarding the distribution of the Shares as it may from time to time reasonably request and such other information as may be legally required in connection with such registration.

         3.03 Suspension of Sales. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection 3.01(d) hereof, it will immediately discontinue disposition of Shares pursuant to the Registration Statement until it receives copies of the supplemented or amended prospectus contemplated by subsection 3.01(d) hereof, and, if so directed by the Company, the Holder will deliver to the Company all copies, other than permanent file copies then in their possession, of the most recent prospectus (including any prospectus supplement) covering such Shares at the time of receipt of such notice or destroy all such copies.

                                   ARTICLE IV
                              REGISTRATION EXPENSES

         4.01 Except as provided in Section 4.02, all fees and expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company, including, without limitation, the following fees and expenses:
(a) all Commission, National Association of Securities Dealers, Inc., stock exchange or other registration and filing fees and listing fees; (b) the fees and expenses of the Company's compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Shares); (c) printing expenses; (d) the fees and disbursements of counsel for the Company and of one counsel for the Holders for each registration, and the fees and expenses for independent certified public accountants and other persons retained by the Company in connection with such registration; (e) fees of transfer agents and registrars; and (f) messenger and delivery expenses. In connection with any underwritten offering, the Company shall also pay all underwriting discounts and commissions. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company, and the expenses and fees for listing or authorizing for quotation the securities to be registered on each securities exchange on which any shares of the Common Stock are then listed or quoted.

         4.02 Each Holder shall pay all its internal expenses incurred in connection with the registration (including, without limitation, all salaries and expenses of the Holder's officers and employees performing legal or accounting duties).

                                    ARTICLE V
                          INDEMNIFICATION; CONTRIBUTION

         5.01 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, each of the Holder's officers, directors, partners and members, and the Holder's legal counsel and independent accountants, if any, and each person controlling any such persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, and any of the foregoing incurred in settlement of any litigation, commenced or threatened) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus contained therein or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction by the Company in connection with any registration, qualification or compliance required hereunder or arising out of or based upon the Company's breach of any representation, warranty, covenant or agreement contained in this Agreement; provided, however, that the Company shall not be liable in any such case to the extent any of such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by the Holder expressly for use therein.

         5.02 Indemnification by Holder. Each Holder agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company set forth above in Section 5.01, but only with respect to information furnished in writing by the Holder, or on its behalf expressly for use, under the heading "Selling Shareholders" and "Distribution," in the Registration Statement or prospectus relating to the Shares, any amendment or supplement thereto or any preliminary prospectus; provided, however, that the obligation of each Holder shall be several and not joint. In case any action or proceeding shall be brought against the Company or its directors or officers, any such controlling person, or any such underwriter or controlling person of an underwriter in respect of which indemnity may be sought against the Holder, the Holder shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling person or any such underwriter or controlling person of an underwriter shall have the rights and duties given to the Holder, by the preceding Section 5.01 hereof.

         5.03  Conduct  of  Indemnification   Proceedings.   If  any  action  or
proceeding (including any governmental investigation) shall be brought or asserted against any Person entitled to indemnification under Section 5.01 or
5.02 above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (an "Indemnifying Party"), the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party has agreed to pay such fees and expenses, or (b) such Indemnified Party shall have been advised by counsel that there is an actual or potential conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that Indemnified Party elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one cause of action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties unless there shall be conflicts of interest among such Indemnified Parties, in which case the Indemnifying Party shall be liable for the fees and expenses of additional counsel). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding or any threatened action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with its written consent or if there be a final judgment of the plaintiff in any such action or proceedings, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. The failure of any Indemnified Party to give prompt notice of a claim for indemnification hereunder shall not limit the Indemnifying Party's obligations to indemnify under this Agreement, except to the extent such failure is prejudicial to the ability of the Indemnifying Party to defend the action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement unless (x) there is no finding or admission of any violation of any rights of any Person and no effect on any other claims that be made against any Indemnified Party, (y) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and
(z) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

         5.04 Contribution. If the indemnification provided for in this Article V is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgment referred to herein, then such Indemnifying Party, in lieu of Indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and judgments in the following manner: as between the Company on the one hand and any Indemnified Party entitled to indemnification under Section 5.01 on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and any Indemnified Party entitled to indemnification under Section 5.01 on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Indemnified Party entitled to indemnification under Section 5.01 on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the means of subsection 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         5.05 Survival. The indemnity and contribution agreements contained in this Article V shall remain operative and in full force and effect with respect to any sales of Shares made pursuant to the Registration Statement regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (c) the consummation of the sale or successive resale of the Shares.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.01 Rules 144 and 144A. The Company covenants that following the registration of Shares it will timely file any reports required to be filed by it under the Securities Act and the Exchange Act so as to enable each Holder holding Shares to sell such Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rules 144 and 144A under the Securities Act, as each such Rule may be amended from time to time, or (b) any similar rule or rules hereafter adopted by the Commission. Upon the request of any Holder, the Company will forthwith deliver to the Holder a written statement as to whether it has complied with such requirements.

         6.02 Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given other than as mutually agreed upon in writing by the Company and Holders of at least 75% of the Registrable Securities then outstanding (with any Holder of Series D Shares being deemed to hold the shares of Common Stock into which such Series D Shares are convertible).

         6.03 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, regular mail, registered first-class mail, confirmed facsimile or recognized express courier service by next business day delivery:

                           (i)      if to the Company, to:

                                    Metrocall, Inc.
                                    6677 Richmond Highway
                                    Alexandria, Virginia  22306
                                    Attn:  Chief Financial Officer
                                    Fax Number:  (703) 768-9625

                                    with a copy to:
                                    Wilmer, Cutler & Pickering
                                    2445 M Street, N.W.
                                    Washington, D.C.  20037-1420
                                    Attn:  Thomas W. White, Esq.
                                    Fax Number:  (202) 663-6363

                           (ii) if to a Holder, to its address appearing on the stock records of the Company.

Notices shall be deemed given on the day on which delivered by hand or facsimile, if delivered by 5:00 p.m. Eastern time; on the fifth business day after mailing if delivered by mail; or the business day after delivery to an overnight air courier if next-day delivery is specified.

         6.04     Successors and Assigns.

                  (a) A Holder shall not assign any rights or benefits under this Agreement without the prior written consent of the Company or as otherwise provided in this Section 6.04. A Holder may, subject to compliance with any applicable provisions of the Securities Exchange Agreement, assign to any transferee without the Company's consent such Holder's rights and benefits with respect to Registrable Securities, so long as the transferee executes and delivers to the Company a consent to be bound by the terms of this Agreement, in which case the transferee shall be a Holder and shall retain the rights and benefits of the transferor under this Agreement. The Company shall not assign any rights, benefits or obligations under this Agreement without prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding (with any Holder of Series D Shares being deemed to hold the shares of Common Stock into which such Series D Shares are convertible); provided, however, that the Company shall assign its rights, benefits and obligations to any Person the Company is merged with or consolidated into or to any Person to whom the Company sells substantially all of its assets. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of the Company and the Holder.

                  (b) McCaw hereby acknowledges that it assigned to Wireless (but not in writing), simultaneously with its assignment to Wireless of the shares of Series C Convertible Preferred Stock assigned by McCaw to Wireless, all of its rights and benefits under the Registration Rights Agreement and the Company, to the extent such consent was required, hereby acknowledges that it consented thereto.

         6.05 Counterparts. This Agreement may be executed in a number of identical counterparts and it shall not be necessary for the Company, Wireless and McCaw to execute each of such counterparts, but when each has executed and delivered one or more of such counterparts, the several parts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each in accordance with its terms. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.

         6.06  Headings.   The headings in this Agreement are for convenience of
reference only and shall not limit or otherwise affect the meaning hereof.

         6.07 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

         6.08 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or further laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

         6.09 Entire Agreement. This Agreement and the Securities Exchange Agreement (including schedules and exhibits thereto) are intended by the Company and Wireless as the final expression of their agreement and are intended to be a complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Company, on the one hand, and McCaw or Wireless, on the other, with respect to such subject matter.

         6.10 Third Party Beneficiaries. Other than Indemnified Parties not a party hereto, this Agreement is intended for the benefit of the Company, Wireless and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

         6.11 Obligations Several; Independent Nature of Each Holder's Rights. Each obligation of any Holder is several and no such Holder shall be responsible for the obligations of any other Holder. Nothing contained herein, and no action taken by any such Holder pursuant hereto, shall be deemed to constitute such Holders as a partnership, an association, a joint venture or any other kind of entity. Each Holder shall be entitled to protect and enforce its rights arising out of this Agreement without notice to or the consent of any other person and it shall not be necessary for any other such Holder to be joined as an additional party in any proceeding for such purpose.

         6.12 Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the Holder shall operate as a waiver of or otherwise prejudice such Holder's rights, powers or remedies.

         6.13 Remedies. The Company acknowledges that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise without requiring such Holder to post any bond or other security, unless otherwise required by applicable law (which cannot be waived by the Company).

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       METROCALL, INC.




                                  By:  /s/     Steven D. Jacoby
                                       ------------------------------
                                       Name:   Steven D. Jacoby
                                       Title:  Chief Operating Officer




                                       AT&T WIRELESS SERVICES, INC.




                                  By:  /s/     Michael C. Schwartz
                                       ------------------------------
                                       Name:   Michael C. Schwartz
                                       Title:  Authorized Signatory




                                       McCAW COMMUNICATIONS COMPANIES, INC.




                                  By:  /s/     Michael C. Schwartz
                                       ------------------------------
                                       Name:   Michael C. Schwartz
                                       Title:  Authorized Signatory